UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
          TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 March 15, 2003

                               WISEDRIVER.COM, INC.
             (Exact name of registrant as specified in its charter)


Florida                                                        65-0908171
(State or other jurisdiction       (Commission            (IRS Employer ID No.)
of Incorporation)                   File Number)

                        405 LEXINGTON AVENUE, 47TH FLOOR
                            NEW YORK, NEW YORK 10174
                                 (212) 716-1500
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)


          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

(a) Previous Independent Auditors:

(i) On March 15, 2003, Dominick Davi, CPA informed the Company that they declined to stand for re-election as independent auditor and effective March 15, 2003 resigned as our independent auditor. The Board of Directors of Wisedriver.com, Inc. engaged Seligson & Giannattasio, LLP as the new independent auditor for the Company for the year ending 2002.

(ii) During the interim period subsequent to December 31, 2002, there have been no disagreements with Dominick Davi, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(iii) The Company has requested that Dominick Davi, CPA furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC, dated March 28, 2003, is filed as an Exhibit (c) to the Form 8-K.

(b) New Independent Accountants:

(i) The Company engaged, Seligson & Giannattasio, LLP, 901 North Broadway, Suite 24, North White Plains, NY 10603 ("Seligson"), as its new independent accountants as of March 15, 2003. Prior to such date, the Company did not consult with Seligson regarding (i) the application of accounting principles,
(ii) the type of audit opinion that might be rendered by Dominick Davi, CPA, or
(iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(iv) of Regulation S-B.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Letter from Dominick Davi, CPA

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

WISEDRIVER.COM, INC.

By: /s/ Joshua Berger
----------------------
JOSHUA BERGER, President

Date: March 28, 2003